UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2020

REPLIMUNE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38596	82-2082553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

500 Unicorn Park

Woburn, MA 01801

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (781) 222-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	REPL	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.02	Termination of a Material Definitive Agreement.

Termination of the Hercules Loan and Security Agreement

As previously disclosed, on August 7, 2019 Replimune Group, Inc. (the “Company”) and certain of its affiliates entered into a Loan and Security Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Hercules Loan Agreement”) with Hercules Capital, Inc. (“Hercules”), as administrative agent, and certain other financial institutions or entities from time to time parties thereto, for a $30.0 million secured term loan facility (the “Hercules Facility”) subject to certain terms and conditions. The Hercules Loan Agreement was amended on June 1, 2020 to, among other things, increase the aggregate principal amount of the Hercules Facility from $30 million to $40 million, subject to certain terms and conditions.

On December 15, 2020, the Company, certain of its affiliates and Hercules entered into a payoff letter with respect to the Hercules Loan Agreement (the “Payoff Letter”). Pursuant to the Payoff Letter, the Company paid a total of $10.8 million to Hercules, representing the outstanding principal, accrued and unpaid interest, fees, costs and expenses due and owing to Hercules under the Hercules Facility and the Hercules Loan Agreement and related loan documents, in repayment of the Company’s outstanding obligations under the Hercules Facility and the Hercules Loan Agreement and related loan documents, and thereby terminated the Hercules Loan Agreement and the Hercules Facility and related loan documents.

Pursuant to the Payoff Letter, Hercules released and terminated all liens or security interests granted to secure the obligations under the Hercules Loan Agreement and the Company and its affiliates were unconditionally released from their respective guaranties and obligations under the Hercules Facility and the Hercules Loan Agreement and related loan documents without further action. Hercules returned to the Company, for the benefit of the Company and its affiliates, all of the collateral that it had in its possession.

The foregoing description of the Payoff Letter is qualified in its entirety by reference to the Payoff Letter, a copy of which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended December 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIMUNE GROUP, INC.

Date: December 21, 2020	By:	/s/ Jean Franchi
Jean Franchi
Chief Financial Officer